UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2023

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Financial Officer and Treasurer

On December 8, 2023, the Board of Directors of Sphere Entertainment Co. (the “Company”) appointed David F. Byrnes, 53, as Executive Vice President, Chief Financial Officer and Treasurer effective as of December 8, 2023.

Mr. Byrnes joins the Company from Madison Square Garden Entertainment Corp. (“MSGE”), where he served as Executive Vice President and Chief Financial Officer since February 2023. Prior to the Company’s distribution of approximately 67% of the outstanding common stock of MSGE to the Company’s stockholders, Mr. Byrnes served as Executive Vice President and Chief Financial Officer of the Company from January 2022 to April 2023.

Prior to joining the Company and MSGE, Mr. Byrnes served as Executive Vice President, Corporate Finance at ViacomCBS Inc., a role he assumed in December 2019 following the merger of CBS Corporation (“CBS”) and Viacom Inc. Previously, at CBS, Mr. Byrnes assumed the role of Senior Vice President, Controller and Chief Accounting Officer in 2019; Senior Vice President, Internal Audit in 2015; Senior Vice President, Finance, CBS Technology in 2014; Vice President, Finance at Simon & Schuster, LLC in 2009; and Vice President, Corporate Development in 2008. Before joining CBS, Mr. Byrnes held various financial leadership positions at Automatic Data Processing, Inc., including Divisional CFO and Vice President of Financial Reporting and Policy. He began his career in the audit practice at KPMG LLP, where he spent 11 years.

Mr. Byrnes, a certified public accountant, received his undergraduate degree in public accounting from Pace University in 1992 and MBA in finance from the Columbia Business School in 1998.

Employment Agreement with David F. Byrnes

In connection with Mr. Byrnes’ appointment, Mr. Byrnes and the Company entered into an employment agreement (the “Byrnes Employment Agreement”), dated as of December 8, 2023 and expiring on December 8, 2026 (the “Scheduled Expiration Date”). The Byrnes Employment Agreement provides for an annual base salary of not less than $1,000,000 and an annual target bonus equal to not less than 100% of annual base salary. With respect to the fiscal year starting July 1, 2023, 50% of Mr. Byrnes’ annual bonus will reflect the performance of his prior employer and 50% of his annual bonus will reflect the performance of the Company. Mr. Byrnes will be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. With respect to the fiscal year starting July 1, 2023, Mr. Byrnes will receive a mid-year long-term incentive grant of $100,000. Commencing with the fiscal year starting July 1, 2024, it is expected that Mr. Byrnes will receive one or more annual long-term awards with an aggregate target value of not less than $1,800,000. Mr. Byrnes will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the Scheduled Expiration Date, Mr. Byrnes’ employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the Byrnes Employment Agreement), or (ii) by Mr. Byrnes for “good reason” (as defined in the Byrnes Employment Agreement) and so long as “cause” does not then exist, then, subject to Mr. Byrnes’ execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Byrnes’ annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Byrnes’ outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Byrnes to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Byrnes’ outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Byrnes subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Byrnes’ outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Byrnes’ employment is terminated due to his death or disability prior to the Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee of the Board of Directors of the Company (subject to the satisfaction of the applicable performance criteria). If Mr. Byrnes’ employment ends on or after the Scheduled Expiration Date, he will be paid the bonus for the fiscal year starting July 1, 2026, if any, based on the salary dollars actually paid through the date of termination.

The Byrnes Employment Agreement contains certain covenants by Mr. Byrnes, including a noncompetition agreement that restricts Mr. Byrnes’ ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company in which Mr. Byrnes executes a separation agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of December 8, 2023, between Sphere Entertainment Co. and David F. Byrnes. †

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark Cresitello
Name:	Mark Cresitello
Title:	Secretary

Dated: December 8, 2023